                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  SCHEDULE III
                                 MARCH 31, 2000
                             (dollars in thousands)

         Column A                       Column B               Column C            Column D               Column E
        -----------                   ------------       ---------------------   ------------      ----------------------

                                                                               Cost Capitalized      Gross Amount at
                                                                                Subsequent to        Which Carried at
                                                       Initial Cost to Company   Acquisition         Close of Period
                                                       -----------------------   -----------         ---------------
                                                                  Buildings &       Land &                   Buildings &
        Description                   Encumbrances       Land     Improvements   Improvements      Land      Improvements
        -----------                   ------------       ----     ------------   ------------      ----      ------------

Charlotte, North Carolina
  Westlake I - Industrial Building       $ 1,724       $   341       $    --       $ 1,790       $   341       $ 1,790
  Westlake II - Industrial Building        4,842           486            --         5,198           486         5,198

Camarillo, California
  Camarillo I -  Industrial Building       5,459         1,300            --         5,085         1,300         5,085

Pinellas Park, Florida
  Gateway I -  Industrial Building            --           760            --         3,222           760         3,222

Plantation, Florida
  Southpointe I -  Office Building        17,213         1,787            --        15,459         1,787        15,459

Gardner, Massachusetts
  Summit I -  Industrial Building          2,081           205            --         2,293           205         2,293

Dallas, Texas
  Citymark I -  Office Building           19,759         5,677        18,988            45         5,677        19,033

                                         -------       -------       -------       -------       -------       -------
                                         $51,078       $10,556       $18,988       $33,092       $10,556       $52,080
                                         =======       =======       =======       =======       =======       =======

         Column A                         Column F   Column G   Column H    Column I
        -----------                     --------------------------------------------------


                                                                            Life on Which
                                                                           Depreciation in
                                                                            Latest Income
                                        Accumulated      Year      Date     Statements is
        Description                     Depreciation Constructed Acquired    is Computed
        -----------                     ------------ ----------- --------  ---------------

Charlotte, North Carolina
  Westlake I -  Industrial Building       $   104       1999                35 years
  Westlake II -  Industrial Building          118       2000                35 years

Camarillo, California
  Camarillo I -  Industrial Building          206       2000                35 years

Pinellas Park, Florida
  Gateway I -  Industrial Building             28       2000                35 years

Plantation, Florida
  Southpointe I - Office Building             554       2000                35 years

Gardner, Massachusetts
  Summit I -  Industrial Building              15       2000                35 years

Dallas, Texas
  Citymark I -  Office Building               191       2000                35 years

                                          -------
                                          $ 1,216
                                          =======

                        CENTEX DEVELOPMENT COMPANY, L.P.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                              NOTE TO SCHEDULE III
                                 MARCH 31, 2000
                             (dollars in thousands)

Balance at beginning of period                                       $    1,899
     Additions during period:
          Acquisitions through foreclosure                           $       --
          Other acquisitions                                             29,203
          Improvements etc.                                              31,538
          Other                                                              --
                                                                     ----------
                                                                     $   60,741
                                                                     ----------


Deductions during period:
          Cost of real estate sold                                   $       --
          Other                                                              --
                                                                     ----------
                                                                             --
                                                                     ----------

Balance at close of period                                           $   62,640
                                                                     ==========